UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2013

PROLOGIS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-13545	94-3281941
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California 94111

(Address of Principal Executive Offices, including Zip Code)

(415) 394-9000

(Registrant’s Telephone Number, including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 2, 2013, the Company’s stockholders approved by requisite vote the proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in further detail in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the Securities and Exchange Commission on March 15, 2013.

1.	Elect ten directors to the Company’s board of directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Hamid R. Moghadam	388,401,993	2,587,044	17,120,989	13,321,898
George L. Fotiades	399,532,609	8,414,424	162,993	13,321,898
Christine N. Garvey	406,331,708	1,619,249	159,069	13,321,898
Lydia H. Kennard	383,844,215	24,074,074	191,737	13,321,898
J. Michael Losh	331,543,123	76,405,335	161,568	13,321,898
Irving F. Lyons III	406,547,714	1,400,790	161,522	13,321,898
Jeffrey L. Skelton	405,411,590	2,535,594	162,842	13,321,898
D. Michael Steuert	406,649,585	1,299,285	161,156	13,321,898
Carl B. Webb	399,944,640	8,003,394	161,992	13,321,898
William D. Zollars	399,847,571	8,076,052	186,403	13,321,898

2.	Advisory vote to approve the Company’s executive compensation for 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
241,212,172	154,225,562	12,672,292	13,321,898

3.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
421,018,255	178,899	234,770	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: May 3, 2013	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	Chief Legal Officer, General Counsel and Secretary